Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Second Quarter 2024 Financial Results and Raises 2024 Earnings Guidance
SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS
•Total revenues increased $24.9 million, or 7.2%, to a record $371.7 million in Q2 2024 from $346.8 million in Q2 2023.
•Net income increased $12.8 million, or 51.7%, to $37.5 million in Q2 2024, compared to $24.7 million in Q2 2023. Results for Q2 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter for which Huron was the plaintiff.
•Adjusted EBITDA(8), a non-GAAP measure, increased $7.2 million, or 14.9%, to $55.7 million in Q2 2024 from $48.5 million in Q2 2023.
•Diluted earnings per share increased $0.76, or 59.8%, to $2.03 in Q2 2024, compared to $1.27 in Q2 2023. Results for Q2 2024 include the litigation settlement gain related to a completed legal matter for which Huron was the plaintiff, which had a favorable $0.60 impact on diluted earnings per share for the quarter.
•Adjusted diluted earnings per share(8), a non-GAAP measure, increased $0.30, or 21.7%, to $1.68 in Q2 2024 from $1.38 in Q2 2023.
•Net cash provided by operating activities was a record $107.2 million in Q2 2024, compared to $78.2 million in Q2 2023.
•Huron returned $34.4 million to shareholders by repurchasing 0.4 million shares of the company's common stock in Q2 2024.
YEAR-TO-DATE 2024 HIGHLIGHTS AND 2024 GUIDANCE
•Total revenues increased $63.0 million, or 9.5%, to $727.6 million for the first six months of 2024 from $664.7 million for the same prior year period.
•Net income increased $17.4 million, or 45.5%, to $55.5 million for the first six months of 2024, compared to $38.1 million for the same prior year period. Results for the first six months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter for which Huron was the plaintiff.
•Adjusted EBITDA(8), a non-GAAP measure, increased $11.5 million, or 14.8%, to $89.5 million for the first six months of 2024 from $78.0 million for the same prior year period.
•Diluted earnings per share increased $1.01, or 51.8%, to $2.96 for the first six months of 2024, compared to $1.95 for the same prior year period. Results for the first six months of 2024 include the litigation settlement gain related to a completed legal matter for which Huron was the plaintiff, which had a favorable $0.59 impact on diluted earnings per share for the period.
•Adjusted diluted earnings per share(8), a non-GAAP measure, increased $0.64, or 28.4%, to $2.89 for the first six months of 2024 from $2.25 for the same prior year period.

•Huron returned $96.7 million to shareholders by repurchasing 1.0 million shares of the company's common stock in the first six months of 2024, representing 5.4% of the company's common stock outstanding as of December 31, 2023.
•Huron updates its previous earnings guidance range for full year 2024, including increasing adjusted diluted earnings per share(8) expectations to a range of $5.85 to $6.15.
OTHER HIGHLIGHTS
•Huron was named one of America’s Best Management Consulting Firms for 2024 by Forbes, one of America’s Best Mid-size Companies by Time magazine, and a Best Firm to Work For in 2024 by Consulting magazine.
•Huron was recognized as a 2024 employer of choice by U.S. News and World Report (Best Companies to Work For) and Forbes (America’s Best Employers For Women).
CHICAGO - Jul 30, 2024 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the quarter ended June 30, 2024.
“In the second quarter, we achieved record revenues, led by solid growth in our Healthcare and Education segments, and we continued to expand our margins. We are raising our full year 2024 earnings guidance, reflecting our first half performance and which continues our steady progress towards our financial goals,” said Mark Hussey, chief executive officer and president of Huron. "We also generated record cash flow in the second quarter, enabling us to reduce our debt by $62 million while repurchasing $34 million of our outstanding shares.”
“I am incredibly proud of our team for delivering performance that over the past ten quarters has outpaced our 2022 investor day financial objectives,” added Hussey. “Our strengths in the Healthcare and Education industries, along with our expansive Digital capabilities, position us well to continue addressing our clients’ needs and achieve our strategic and financial objectives.”
SECOND QUARTER 2024 RESULTS
Revenues increased $24.9 million, or 7.2%, to a record $371.7 million for the second quarter of 2024, compared to $346.8 million for the second quarter of 2023. The increase in revenues was driven by continued strength in demand for Healthcare's Consulting and Managed Services and Digital capabilities, as well as an increase in demand for Education's Consulting and Managed Services capability, reflecting the company's focus on accelerating growth in the healthcare and education industries. These increases were partially offset by a decrease in demand for Commercial's Digital capability.
Net income increased $12.8 million, or 51.7%, to $37.5 million for the second quarter of 2024, compared to $24.7 million for the same quarter last year. Results for the second quarter of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter for which Huron was the plaintiff. Diluted earnings per share increased $0.76, or 59.8%, to $2.03 for the second quarter of 2024, compared to $1.27 for the second quarter of 2023. The litigation settlement gain recognized in the second quarter of 2024 had a favorable $0.60 impact on diluted earnings per share in the second quarter of 2024.
Second quarter 2024 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) increased $19.2 million, or 40.7%, to $66.3 million, compared to $47.1 million in the same prior year period. Results for the second quarter of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter for which Huron was the plaintiff.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended June 30,
	2024	2023
Amortization of intangible assets	$1,627	$1,974
Restructuring charges	$2,056	$1,699
2024 litigation settlement gain (9)	$(11,701)	$—
Other gains, net	$(917)	$(623)
Transaction-related expenses	$103	$—
Tax effect of adjustments	$2,296	$(808)
Foreign currency transaction losses (gains), net	$(150)	$288
Adjusted EBITDA(8) increased $7.2 million, or 14.9%, to $55.7 million, or 15.0% of revenues, in the second quarter of 2024, compared to $48.5 million, or 14.0% of revenues, in the same quarter last year. Adjusted net income(8) increased $4.0 million, or 14.8%, to $30.9 million, or $1.68 per diluted share, for the second quarter of 2024, compared to $27.0 million, or $1.38 per diluted share, for the same quarter in 2023.
The number of revenue-generating professionals(1) increased 13.0% to 5,848 as of June 30, 2024 from 5,174 as of June 30, 2023. The utilization rate(7) of the company's Consulting capability was 73.7% during the second quarter of 2024, compared to 76.0% during the same period last year. The utilization rate(7) for the company's Digital capability increased to 75.0% during the second quarter of 2024, compared to 74.7% during the same period last year.
Additionally, Huron returned $34.4 million to shareholders in the second quarter of 2024 by repurchasing 376,493 shares of the company's common stock.
YEAR-TO-DATE 2024 RESULTS
Revenues increased $63.0 million, or 9.5%, to $727.6 million for the first six months of 2024, compared to $664.7 million for the first six months of 2023. The increase in revenues was driven by continued strength in demand for both our Consulting and Managed Services capability and Digital capability within Healthcare and Education, reflecting the company's focus on accelerating growth in the healthcare and education industries. These increases were partially offset by a decrease in demand for Commercial's Digital capability.
Net income increased $17.4 million, or 45.5%, to $55.5 million for the first six months of 2024, compared to $38.1 million for the same prior year period. Results for the first six months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter for which Huron was the plaintiff. Diluted earnings per share increased $1.01, or 51.8%, to $2.96 for the first six months of 2024, compared to $1.95 for the same prior year period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable $0.59 impact on diluted earnings per share for the six months ended June 30, 2024.
EBITDA(8) for the first six months of 2024 increased $21.4 million, or 28.9%, to $95.2 million, compared to $73.8 million in the same prior year period. Results for the first six months of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter for which Huron was the plaintiff.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2024	2023
Amortization of intangible assets	$3,317	$4,205
Restructuring charges	$4,393	$3,983
2024 litigation settlement gain (9)	$(11,701)	$—
Other losses (gains), net	$651	$(188)
Transaction-related expenses	$1,600	$—
Tax effect of adjustments	$452	$(2,120)
Foreign currency transaction losses (gains), net	$(615)	$368
Adjusted EBITDA(8) increased $11.5 million, or 14.8%, to $89.5 million, or 12.3% of revenues, for the first six months of 2024, compared to $78.0 million, or 11.7% of revenues, in the same prior year period. Adjusted net income(8) increased $10.2 million, or 23.2%, to $54.2 million, or $2.89 per diluted share, for the first six months of 2024, compared to $44.0 million, or $2.25 per diluted share, for the same prior year period.
The number of revenue-generating professionals(1) increased 13.0% to 5,848 as of June 30, 2024 from 5,174 as of June 30, 2023. The utilization rate(7) of the company's Consulting capability was 72.0% for the first six months of 2024, compared to 76.1% during the same period last year. The utilization rate(7) for the company's Digital capability increased to 74.6% for the first six months of 2024, compared to 72.8% during the same period last year.
Additionally, Huron returned $96.7 million to shareholders in the first six months of 2024 by repurchasing 1,001,191 shares of the company's common stock, representing 5.4% of the company's common stock outstanding as of December 31, 2023.
OPERATING INDUSTRIES
The company’s year-to-date 2024 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (51%); Education (32%); and Commercial (17%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2024.
OUTLOOK FOR 2024
Based on currently available information, the company is narrowing guidance for full year 2024 revenues before reimbursable expenses to a range of $1.46 billion to $1.50 billion. The company is increasing its guidance for full year 2024 adjusted EBITDA as a percentage of revenues(8) to a range of 13.0% to 13.5% and adjusted diluted earnings per share(8) to a range of $5.85 to $6.15.
SECOND QUARTER 2024 WEBCAST
The company will host a webcast to discuss its financial results today, July 30, 2024, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2023 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues and reimbursable expenses:
Revenues	$371,654	$346,759	$727,615	$664,654
Reimbursable expenses	9,363	8,140	16,787	16,630
Total revenues and reimbursable expenses	381,017	354,899	744,402	681,284
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	248,605	235,198	501,908	463,581
Reimbursable expenses	9,427	8,121	17,011	16,745
Selling, general and administrative expenses	71,410	64,642	144,110	126,496
Other gains, net	(15,917)	(623)	(14,349)	(188)
Restructuring charges	2,056	1,699	4,393	3,983
Depreciation and amortization	6,033	6,143	12,005	12,517
Total operating expenses	321,614	315,180	665,078	623,134
Operating income	59,403	39,719	79,324	58,150
Other income (expense), net:
Interest expense, net of interest income	(7,954)	(5,796)	(13,094)	(10,099)
Other income, net	646	1,062	3,425	2,781
Total other expense, net	(7,308)	(4,734)	(9,669)	(7,318)
Income before taxes	52,095	34,985	69,655	50,832
Income tax expense	14,613	10,273	14,167	12,701
Net income	$37,482	$24,712	$55,488	$38,131
Earnings per share:
Net income per basic share	$2.10	$1.30	$3.08	$2.00
Net income per diluted share	$2.03	$1.27	$2.96	$1.95
Weighted average shares used in calculating earnings per share:
Basic	17,887	18,939	18,042	19,029
Diluted	18,454	19,486	18,741	19,598
Comprehensive income (loss):
Net income	$37,482	$24,712	$55,488	$38,131
Foreign currency translation adjustments, net of tax	(281)	327	(1,003)	379
Unrealized gain (loss) on investment, net of tax	(6,318)	553	(7,765)	4,426
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(1,127)	2,463	(54)	134
Other comprehensive income (loss)	(7,726)	3,343	(8,822)	4,939
Comprehensive income	$29,756	$28,055	$46,666	$43,070

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$17,646	$12,149
Receivables from clients, net	181,074	162,566
Unbilled services, net	188,075	190,869
Income tax receivable	8,342	6,385
Prepaid expenses and other current assets	40,399	28,491
Total current assets	435,536	400,460
Property and equipment, net	23,357	23,728
Deferred income taxes, net	2,325	2,288
Long-term investments	64,918	75,414
Operating lease right-of-use assets	22,409	24,131
Other non-current assets	105,799	92,336
Intangible assets, net	24,118	18,074
Goodwill	647,451	625,711
Total assets	$1,325,913	$1,262,142
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,740	$10,074
Accrued expenses and other current liabilities	26,495	33,087
Accrued payroll and related benefits	135,595	225,921
Current maturities of long-term debt	13,750	—
Current maturities of operating lease liabilities	11,588	11,032
Deferred revenues	28,583	22,461
Total current liabilities	225,751	302,575
Non-current liabilities:
Deferred compensation and other liabilities	40,038	35,665
Long-term debt, net of current portion	496,550	324,000
Operating lease liabilities, net of current portion	35,618	38,850
Deferred income taxes, net	27,378	28,160
Total non-current liabilities	599,584	426,675
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,843,283 and 21,316,441 shares issued, respectively	208	212
Treasury stock, at cost, 3,059,851 and 2,852,296 shares, respectively	(159,537)	(142,136)
Additional paid-in capital	175,387	236,962
Retained earnings	470,515	415,027
Accumulated other comprehensive income	14,005	22,827
Total stockholders’ equity	500,578	532,892
Total liabilities and stockholders’ equity	$1,325,913	$1,262,142

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$55,488	$38,131
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	12,005	12,549
Non-cash lease expense	3,043	3,340
Lease-related impairment charges	2,293	2,086
Share-based compensation	25,284	23,151
Amortization of debt discount and issuance costs	508	382
Allowances for doubtful accounts	2,353	53
Deferred income taxes	1,942	1,755
(Gain) loss on sale of property and equipment	(101)	1
Change in fair value of contingent consideration liabilities	(416)	(233)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(20,372)	(4,440)
(Increase) decrease in unbilled services, net	3,057	(32,567)
(Increase) decrease in current income tax receivable / payable, net	(2,606)	(6,141)
(Increase) decrease in other assets	(14,942)	(4,880)
Increase (decrease) in accounts payable and other liabilities	(6,978)	(5,594)
Increase (decrease) in accrued payroll and related benefits	(86,400)	(44,277)
Increase (decrease) in deferred revenues	2,339	2,804
Net cash used in operating activities	(23,503)	(13,880)
Cash flows from investing activities:
Purchases of property and equipment	(3,665)	(3,725)
Investments in life insurance policies	(1,361)	(2,188)
Distributions from life insurance policies	—	2,956
Purchases of businesses	(20,769)	38
Capitalization of internally developed software costs	(14,138)	(12,998)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	102	—
Net cash used in investing activities	(39,677)	(15,763)
Cash flows from financing activities:
Proceeds from exercises of stock options	1,215	987
Shares redeemed for employee tax withholdings	(21,080)	(9,728)
Share repurchases	(97,264)	(60,368)
Proceeds from bank borrowings	618,500	230,000
Repayments of bank borrowings	(430,938)	(125,000)
Payments for debt issuance costs	(1,446)	(58)
Deferred payments on business acquisition	(261)	(1,500)
Net cash provided by financing activities	68,726	34,333
Effect of exchange rate changes on cash	(49)	59
Net increase in cash and cash equivalents	5,497	4,749
Cash and cash equivalents at beginning of the period	12,149	11,834
Cash and cash equivalents at end of the period	$17,646	$16,583

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2024	2023		2024	2023
Healthcare:
Revenues	$190,098	$173,768	9.4%	$370,840	$322,817	14.9%
Operating income	$55,246	$49,151	12.4%	$97,940	$81,406	20.3%
Segment operating margin	29.1%	28.3%		26.4%	25.2%
Education:
Revenues	$122,753	$110,694	10.9%	$234,336	$214,841	9.1%
Operating income	$30,792	$27,397	12.4%	$52,748	$50,562	4.3%
Segment operating margin	25.1%	24.8%		22.5%	23.5%
Commercial:
Revenues	$58,803	$62,297	(5.6)%	$122,439	$126,996	(3.6)%
Operating income	$9,015	$10,472	(13.9)%	$23,054	$24,539	(6.1)%
Segment operating margin	15.3%	16.8%		18.8%	19.3%
Total Huron:
Revenues	$371,654	$346,759	7.2%	$727,615	$664,654	9.5%
Reimbursable expenses	9,363	8,140	15.0%	16,787	16,630	0.9%
Total revenues and reimbursable expenses	$381,017	$354,899	7.4%	$744,402	$681,284	9.3%

Segment operating income	$95,053	$87,020	9.2%	$173,742	$156,507	11.0%
Items not allocated at the segment level:
Other operating expenses	45,626	43,044	6.0%	96,565	86,665	11.4%
Other gains, net	(15,917)	(623)	N/M	(14,349)	(188)	N/M
Restructuring charges	2,047	502	N/M	4,280	2,786	53.6%
Depreciation and amortization	3,894	4,378	(11.1)%	7,922	9,094	(12.9)%
Operating income	59,403	39,719	49.6%	79,324	58,150	36.4%
Other expense, net	(7,308)	(4,734)	54.4%	(9,669)	(7,318)	32.1%
Income before taxes	$52,095	$34,985	48.9%	$69,655	$50,832	37.0%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1)(2):
Healthcare	2,339	1,852	26.3%	2,339	1,852	26.3%
Education	1,243	1,124	10.6%	1,243	1,124	10.6%
Commercial (3)	2,266	2,198	3.1%	2,266	2,198	3.1%
Total	5,848	5,174	13.0%	5,848	5,174	13.0%
Revenue by capability:
Consulting and Managed Services (4)(5)	$218,339	$197,255	10.7%	$419,898	$374,449	12.1%
Digital	153,315	149,504	2.5%	307,717	290,205	6.0%
Total	$371,654	$346,759	7.2%	$727,615	$664,654	9.5%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)(6)	2,935	2,473	18.7%	2,935	2,473	18.7%
Digital	2,913	2,701	7.8%	2,913	2,701	7.8%
Total	5,848	5,174	13.0%	5,848	5,174	13.0%
Utilization rate by capability (7):
Consulting	73.7%	76.0%		72.0%	76.1%
Digital	75.0%	74.7%		74.6%	72.8%

(1)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare managed services employees who provide revenue cycle billing, collections, insurance verification and change integrity services to clients.
(2)    During the first quarter of 2024, we reclassified certain revenue-generating professionals within our Digital capability from our Healthcare and Education segments to our Commercial segment as these professionals are able to provide services across all of our industries. This reclassification did not impact the total Digital capability headcount for any period. The prior period headcount has been revised for consistent presentation.
(3)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(4)    During the first quarter of 2024, we reclassified one of the offerings within Education's Consulting capability to Education's Managed Services capability. Revenues generated by this offering during the quarters ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023 were $2.8 million, $2.2 million, $2.4 million, and $2.7 million, respectively, and during the years ended December 31, 2022 and 2023 were $15.0 million and $10.1 million, respectively. The number of revenue-generating professionals within this offering as of December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023 were 54, 24, 24, 24 and 23, respectively.
This reclassification did not impact the aggregate revenues or headcount reported for the Education Consulting and Managed Services capability for any period, and the prior period Education Managed Services capability revenues and headcount in the following footnotes have been revised for consistent presentation.
(5)    Managed Services capability revenues within our Healthcare segment was $16.7 million and $17.3 million for the three months ended June 30, 2024 and 2023, respectively; and $34.2 million and $37.1 million for the six months ended June 30, 2024 and 2023, respectively.
Managed Services capability revenues within our Education segment was $6.8 million and $7.1 million for the three months ended June 30, 2024 and 2023, respectively; and $14.2 million and $14.5 million for the six months ended June 30, 2024 and 2023, respectively.
(6)    The number of Managed Services revenue-generating professionals within our Healthcare segment was 1,116 and 772 as of June 30, 2024 and 2023, respectively.
The number of Managed Services revenue-generating professionals within our Education segment was 128 and 130 as of June 30, 2024 and 2023, respectively.
(7)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$371,654	$346,759	$727,615	$664,654
Net income	$37,482	$24,712	$55,488	$38,131
Add back:
Income tax expense	14,613	10,273	14,167	12,701
Interest expense, net of interest income	7,954	5,796	13,094	10,099
Depreciation and amortization	6,244	6,330	12,425	12,883
Earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	66,293	47,111	95,174	73,814
Add back:
Restructuring charges	2,056	1,699	4,393	3,983
2024 litigation settlement gain (9)	(11,701)	—	(11,701)	—
Other losses (gains), net	(917)	(623)	651	(188)
Transaction-related expenses	103	—	1,600	—
Foreign currency transaction losses (gains), net	(150)	288	(615)	368
Adjusted EBITDA (8)	$55,684	$48,475	$89,502	$77,977
Adjusted EBITDA as a percentage of revenues (8)	15.0%	14.0%	12.3%	11.7%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$37,482	$24,712	$55,488	$38,131
Weighted average shares - diluted	18,454	19,486	18,741	19,598
Diluted earnings per share	$2.03	$1.27	$2.96	$1.95
Add back:
Amortization of intangible assets	1,627	1,974	3,317	4,205
Restructuring charges	2,056	1,699	4,393	3,983
2024 litigation settlement gain (9)	(11,701)	—	(11,701)	—
Other losses (gains), net	(917)	(623)	651	(188)
Transaction-related expenses	103	—	1,600	—
Tax effect of adjustments	2,296	(808)	452	(2,120)
Total adjustments, net of tax	(6,536)	2,242	(1,288)	5,880
Adjusted net income (8)	$30,946	$26,954	$54,200	$44,011
Adjusted weighted average shares - diluted	18,454	19,486	18,741	19,598
Adjusted diluted earnings per share (8)	$1.68	$1.38	$2.89	$2.25

(8)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(9)    The non-GAAP financial measures for the three and six months ended June 30, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter for which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in the first half of 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations. Third-party legal costs incurred for this litigation matter during the three and six months ended June 30, 2023 were $0.4 million and $1.0 million, respectively.